UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________
FORM 8-K/A
(Amendment No. 1)
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2019 (May 20, 2019)
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SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)
______________
Delaware
(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification Number)
107 Audubon Road, Building 2, Suite 201, Wakefield, Massachusetts 01880
(Address of principal executive offices)
(978) 868-5011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered

Explanatory Note
On April 23, 2019, Security Devices International Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the entry of a Securities Purchase Agreement (the “Agreement”) with several accredited investors (the “Purchasers”) and Northeast Industrial Partners, LLC as collateral agent for the Purchasers, to sell USD $1,715,265.71 of units (the “Units”), with each $1,000 of Units consisting of (i) a $1,000 unsecured convertible promissory note (collectively the “Notes”), convertible into the Company’s Common Stock, par value $.001 per share (the “Common Stock”), and (ii) four thousand (4,000) warrants (the “Warrants”) each exercisable for one share of Common Stock at an exercise price of USD $0.25 per share, in a private placement (the “Private Placement”) pursuant to Regulation D under the Securities Act of 1933 (the “Securities Act”).  The Company is filing this Amendment No. 1 on Form 8-K/A to (1) correct and update the amount of commitments the Company received to sell additional Units as reported in Item 1.01 of the Original 8-K, and (2) include disclosure of unregistered sales of equity securities under Item 3.02.

Item 1.01	Entry into a Material Definitive Agreement.
The Company received commitments to sell up to USD $364,734.29 of additional Units.  The Company has sold all such additional Units, and the total amount of Units sold in the Private Placement is USD $2,080,000.

The summary of the Agreement, the Notes, the Warrants, and related agreements included herein is qualified in its entirety by the terms of the Agreement and the exhibits thereto (including the form of Unsecured Convertible Note and form of Warrant), attached as Exhibit 10.1 to the Original 8-K.

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Agreement, including benefits of the transaction. These forward-looking statements generally are identified by the words “believe”, “project”, “expect”, “anticipate”, “estimate”, “future”, “strategy” , “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result”, and similar expressions.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.  Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to, the Company’s ability to comply with all the terms and provisions of the Agreement and the documents executed in connection therewith, and general economic conditions.  In addition please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K.  These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document.  Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and the Company assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as result of new information, future events, or otherwise.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Company incorporates by reference the discussion included at Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities.
The Company incorporates by reference the discussion included at Item 1.01 above.  The Company relied on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act to offer and sell the Notes and the Warrants inasmuch as the offer and sale was made to accredited investors only and the Company did not undertake any form of general solicitation or general advertising.

On May 21, 2019, the Company will be issuing to Pamela Barron (“Barron”), the Company’s controller, options to purchase 120,000 shares of common stock of the Company, pursuant to the terms of Barron’s employment with the Company. The options will have a strike price equal to CAD $0.19 and will have a five year life from grant date. The options will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

On May 21, 2019, the Company will be issuing 300,000 shares of common stock to MZHCI, LLC (“MZ”) pursuant to the terms of the Investor Relations Consulting Agreement between MZ and the Company dated October 22, 2018. The Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Not Applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL INC.

By:  /s/ Bryan S. Ganz
        Bryan S. Ganz
        President and Chief Executive Officer
Date:  May 21, 2019